              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 for Legends of the Faith, Inc., of our audit report dated
April 15, 2002 relating to the audited January 31, 2002 financial statements of
Legends of the Faith, Inc.

Wrinkle, Gardner & Company, P.C.

Certified Public Accountants
211 E. Parkwood, Suite 100
Friendswood, Texas 77546
281-992-2200